                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  ALPNET, Inc.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:
    5) Total fee paid:
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                                  ALPNET, INC.

                     4460 South Highland Drive, Suite #100
                        Salt Lake City, Utah  84124-3543

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 20, 1999


To the Shareholders of ALPNET, Inc.:

     Notice is hereby given that the Annual Meeting of the Shareholders of ALPNET, Inc. (the "Company"), will be held on Thursday, May 20, 1999, at 1:30 p.m., Mountain Standard Time, DoubleTree Hotel, 255 South West Temple, Salt Lake City, UT, for the following purposes:

1.   To elect directors for the terms specified in the enclosed Proxy Statement;

2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year 1999; and

3.   To transact any other business which may properly come before the meeting.

     Only the shareholders of record at the close of business on March 12, 1999 are entitled to receive notice of and to vote at the meeting and any adjournments thereof. A list of shareholders as of such date will be available for examination by any shareholder for any appropriate purpose relating to the meeting, at the offices of the Company, for ten days prior to May 20, 1999.

     The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.

                                              By Order of the Board of Directors


                                                                 John W. Wittwer
                                                                       Secretary

Salt Lake City, Utah
March 30, 1999


     IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE MEETING. Shareholders who are unable to attend in person SHOULD IMMEDIATELY MARK, SIGN, DATE and RETURN the accompanying form of proxy in the enclosed self-addressed envelope. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person. The proxy may be revoked at any time prior to its exercise in the manner described in the Proxy Statement.

                                  ALPNET, INC.

                     4460 South Highland Drive, Suite #100
                        Salt Lake City, Utah  84124-3543

                                 March 30, 1999

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of ALPNET, Inc. (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at the DoubleTree Hotel, 255 South West Temple, Salt Lake City, UT, on Thursday, May 20, 1999, at 1:30 p.m., Mountain Standard Time, and at any and all adjournments thereof. This proxy statement and the accompanying form of proxy will be first sent or given to shareholders on or about April 6, 1999.

     Your vote is important. Accordingly, you are urged to sign and return the enclosed proxy whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

     ANY SHAREHOLDER WHO EXECUTES A PROXY MAY REVOKE IT ANY TIME BEFORE IT IS VOTED BY NOTIFYING THE SECRETARY OF THE COMPANY, IN WRITING, OF THE REVOCATION, OR BY DULY EXECUTING ANOTHER PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND EXPRESSING A DESIRE TO VOTE HIS OR HER SHARES IN PERSON.

     The cost of this solicitation will be borne by the Company. The Company will use its own employees to assist in the solicitation of proxies. Although there is no formal agreement to do so, the Company may also reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.


                               VOTING SECURITIES
                               -----------------

     The Company's authorized capital stock consists of 40 million shares of no par value Common Stock and 2 million shares of Preferred Stock. As of March 12, 1999 (the "Record Date"), shares which are entitled to vote at the meeting include: (i) 24,333,172 shares of Common Stock; and (ii) 87,339 shares of series D Preferred Stock which have voting rights as if the preferred shares had been converted to common shares at the ratio of nine common shares for each preferred share, for a total equivalent number of 786,051 common shares. Only those shareholders of record at the close of business on the Record Date will be entitled to vote. Each shareholder of Common Stock will be entitled to one vote for each common share owned. The shareholder of series D Preferred Stock will be entitled to nine votes for each series D preferred share owned. The affirmative vote of a majority of shares represented at the meeting will be the act of the shareholders. Unless contrary instructions are given, all shares represented by the persons named in the enclosed form of proxy will be voted "FOR" each of the proposals, and otherwise in the discretion of any of the persons acting as proxies for such other business as may properly come before the meeting.

                             PRINCIPAL SHAREHOLDERS
                             ----------------------

     The following table sets forth, as of March 12, 1999, the beneficial ownership of the Company's Common Stock and Common Stock equivalents by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, and (ii) all directors and executive officers as a group. Common Stock equivalents include Preferred Stock which can be converted to Common Stock at a ratio of nine common shares for each Preferred Share of series D Preferred Stock and shares of Common Stock issuable under stock options granted and exercisable within 60 days of March 12, 1999.
Detailed information regarding voting securities beneficially owned by directors and director nominees is disclosed under Election of Directors, below. The
                                         ---------------------
information shown below was furnished to the Company by the respective persons listed.

                                     Shares of
                                    Common Stock
                                  and Equivalents               Percent of
                                    Beneficially               Common Stock
Name and Address                    Owned as of             and Equivalents
of Beneficial Owner           March 12, 1999 /(1) (2)/     Outstanding /(1) (2)/
--------------------------------------------------------------------------------
H. F. Boeckmann, II               4,401,974  /(3)/                 18.0%
  15505 Roscoe Boulevard
  North Hills, CA 91343

Michael F. Eichner                1,385,000  /(4)/                  5.5%
  69A Parkhall Road
  West Dulwich
  London SE21 8EX
  United Kingdom

All executive officers and        2,838,705  /(5)/                 11.3%
  directors as a group
  (9 persons)

------------------
(1) The persons named in this table have sole voting power with respect to all shares of Common Stock and Common Stock equivalents beneficially owned by them, subject to joint tenancy and community property laws, where applicable, and the information contained in the notes to this table. The number of shares and the percentages indicated in the table have been computed assuming that each shareholder has exercised all available options to acquire Common Stock and has converted all Preferred Stock to Common Stock and that no other shareholder has made the same exercise or conversion, thus indicating the maximum number and percentage of share ownership possible. The Preferred Stock has voting rights as if the Preferred Stock has been converted to Common Stock, at the ratio of nine common shares for each preferred share of series D Preferred Stock.
     Holders of the Preferred Stock have these voting rights even if the Preferred Stock is never converted to Common Stock.

(2) These amounts do not include shares reserved for issuance pursuant to exercise of stock options granted under the Company's Stock Option Plans which are not exercisable within 60 days of March 12, 1999.

(3) Includes 20,000 shares of Common Stock owned by Mr. Boeckmann's immediate family, as to which he disclaims beneficial ownership.

(4) Includes 786,051 shares of Common Stock issuable upon the exercise of the right to convert series D Preferred Stock which right is exercisable within 60 days of March 12, 1999.

(5)  Includes: (i) 1,991,654 shares of Common Stock issued and outstanding; and
     (ii) 786,051 shares of Common Stock issuable upon the exercise of the right to convert series D Preferred Stock which right is exercisable within 60 days of March 12, 1999 and (iii) 59,000 options to acquire Common Stock which right is exercisable within 60 days of March 12, 1999.

                             ELECTION OF DIRECTORS
                             ---------------------
                                (Proposal No. 1)
                                ----------------

     At the meeting, seven directors are to be elected to hold office for one year or until their successors shall be elected and qualified or until they resign. Unless authority is withheld, it is the intention of the persons named in the enclosed form of proxy to vote "FOR" the election of the persons identified as nominees for director in the table below. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxies will be voted "FOR" such other person or persons, if any, as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve. The election of each director requires the affirmative vote of not less than a majority of the issued and outstanding Common Stock and Preferred Stock represented and entitled to vote at the meeting. Each share of Common Stock will be entitled to one vote for each director and each share of series D Preferred Stock will be entitled to nine votes for each director.

     No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director or executive officer was nominated or is to be elected as a director or officer.

     The Board of Directors recommends a vote "FOR" each of the nominees for Director of the Company.

             INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTOR

     The following table sets forth the name and age of each nominee, the position and office with the Company held by each nominee, the year each first became a director, and the beneficial ownership of stock in the Company of each. The information below the table sets forth the principal occupation, employment and business experience of each nominee for the past five years.

                                                      Shares of
                                                     Common Stock
                                                    and Equivalents           Percent of
                                       First       Beneficially Owned        Common Stock
Name, Address                          Became            As of              and Equivalents
and Position                Age     a Director    March 12, 1999/(1) (2)/  Outstanding/(1) (2)/
-----------------------------------------------------------------------------------------------
Nominees for Director

Michael F. Eichner           53        1988          1,385,000  /(3)/            5.5%
  69A Parkhall Road
  West Dulwich
  London  SE21 8EX
  United Kingdom
  Chairman

Jaap van der Meer            44        1996          1,203,246                   4.9%
  Havengebouw
  De Ruyterkade 7
  1013 AA Amsterdam
  The Netherlands
  President and CEO

John W. Wittwer              53        1993             46,834                    *
  4460 South Highland Drive
  Suite #100
  Salt Lake City, UT  84124
  Vice President Finance
  and CFO

James R. Morgan              52        1997
  1273 North Nola Drive           (Former director
  Centerville, UT 84014             1990 - 1995)

Donald N. Reeves             62        1997              9,725                    *
  3361 N. Calle Tortosa
  Tucson, AZ 85750

Jacqueline M. Simkin         56        1998            134,900                    *
  200 S.E. First Street
  Suite 703
  Miami FL 33131

Herwig M. Langohr            55        1998             15,000                    *
  23 Rue Marechal Foche
  F-77780 Bourron Marlotte
  France

_____________________

* Less than 1%

(1) The persons named in this table have sole voting power with respect to all shares of Common Stock and Common Stock equivalents beneficially owned by them, subject to joint tenancy and community property laws, where applicable, and the information contained in the notes to this table. The number of shares and the percentages indicated in the table have been computed assuming that each director or nominee has exercised all available options to acquire Common Stock and has converted all Preferred Stock to Common Stock and that no other shareholder has made the same exercise or conversion, thus indicating the maximum number and percentage of share ownership possible.

(2) These amounts do not include shares reserved for issuance pursuant to exercise of stock options granted under the Company's Stock Option Plans which are not exercisable within 60 days of March 12, 1999.

(3) Includes 786,051 shares of Common Stock issuable upon the exercise of the right to convert series D Preferred Stock which right is exercisable within 60 days of March 12, 1999.

MICHAEL F. EICHNER. Mr. Eichner has served as a director of the Company since May 1988 and is currently the Chairman of the Board of Directors. He served as Executive Chairman of Interlingua TTI Group Ltd. of London England (then the largest translation Company in Europe) from 1985 until March 1988 when Interlingua was acquired by ALPNET, Inc. He joined Interlingua in 1978 and served as its Managing Director until 1984 when Interlingua merged with TTI Group and he assumed the position of Executive Chairman. Mr. Eichner is also Chairman of Eurosis Group P.L.C. of London, England, a company involved in providing leased equipment and personnel to the international conference and meetings industry.

JAAP VAN DER MEER. Mr. Van der Meer has served as a director since May 1996 and as President of ALPNET since August 1997. He was elected CEO in November 1998 and serves as a member of the Company's Corporate Executive Team. Mr. Van der Meer joined the Company in September 1995 assuming responsibilities for strategic development and worldwide sales and marketing. Before Mr. Van der Meer joined ALPNET, he was the CEO of the INK Network, a leading international translation/localization company. Mr. Van der Meer founded INK in 1980 and he and his partners sold the company to R.R. Donnelley & Sons Company in 1993. At the end of 1994, Mr. Van der Meer left Donnelley to pursue his interests in combining telecommunications with language services and worked on various consultancy projects before joining ALPNET. Mr. Van der Meer received a degree in linguistics and literature at the University of Amsterdam.

JOHN W. WITTWER. Mr. Wittwer is one of the founders of the Company and has served as a director of the Company since May 1993. He is currently serving as Vice President Finance and Chief Financial Officer and as a member of the Company's Corporate Executive Team. He has been employed by the Company since 1982 serving in various positions including Executive Vice President, Chief Executive Officer, Vice President of Finance and Administration, Treasurer and Director of Administration. Mr. Wittwer is a Certified Public Accountant.

JAMES R. MORGAN. Mr. Morgan is an attorney currently serving as an officer and director of a closely-held private venture capital firm. Mr. Morgan previously served as a director of the Company from May 1990 to December 1995 and as Chairman of the Board from May 1993 to December 1995. He was re-elected to the Board in May 1997. Mr. Morgan joined the Board of Directors of Beehive International in 1996. From March 1987 to September 1995, Mr. Morgan was an officer of NFT Ventures, Inc., a private investment company which was a principal shareholder of the Company. Mr. Morgan holds a B.S. degree from Brigham Young University and a J.D. degree from the University of Utah.

DONALD N. REEVES. Mr. Reeves, who has served as a director since August 1997, retired in 1996 as Senior Vice President of Technology Implementation with R.R. Donnelley & Sons Company. During his 38-year career with R.R. Donnelley, he was president of several divisions including Telecommunications, Electronic Graphics, and Financial Printing. During this time, Mr. Reeves also structured acquisitions of key translation and localization companies.

JACQUELINE M. SIMKIN. Ms. Simkin, who has served as a director since May 1998, has been Chairwoman and Chief Executive Officer of Simkin Management, Inc., since 1996 and Co-Chairwoman and Co-Chief Executive Officer of The Denver Brick Company from 1994 to April 1998. She is now Chairwoman and CEO of The Denver Brick Company. Ms. Simkin was a member of the Board of Directors and member of the Loan and Executive Committee of Intercontinental Bank, Miami, Florida from 1987 to 1995. She has also been an advisor to the Board of Directors of Thompson's Nutritional Technology, Inc. (aka Thompson's Pet Pasta Products, Inc.) since 1994, and has been a board member since November 1998.

HERWIG M. LANGOHR. Mr. Langohr, who has served as a director since May 1998, is Professor of Finance and Banking at INSEAD (Fountainebleu, France), which he joined in 1976, specializing in corporate finance and financial services. He also taught at The Wharton School (1982-83), The Darden School (1991-92) and the University Konstanz in Germany (1992). Mr. Langohr was Associate Dean, MBA and member of the Executive Committee at INSEAD from 1992-95. He joined the Board of Directors of INSEAD Research in 1997 and of INSEAD Foundation in 1998. Mr. Langohr is also serving as a director of KBC Bank and Insurance Holding NV. He has been a Visiting Scholar at the Board of Governors of the Federal Reserve System (1982-83) and advisor to the Services of the Prime Minister of the Belgian Government (1978-79). He is a regular consultant in corporate finance and business strategy. Mr. Langohr, who is a Belgian citizen and French resident, holds MBA and DBA degrees from Indiana University (1978) and a Doctor of Law degree from the K.U. Leuven (Belgium 1967).

                      COMMITTEES OF THE BOARD OF DIRECTORS
                             AND MEETING ATTENDANCE

     The Board of Directors has the responsibility of establishing broad corporate policies and overseeing the overall performance of the Company. Regular meetings of the Board of Directors are held each quarter, and special meetings are scheduled when required. There were four regular meetings of the Board of Directors during 1998. All directors attended all of the regular meetings.

     The Company has a standing Audit Committee of the Board of Directors which is currently comprised of Messrs. Eichner, Morgan and Ms. Simkin. The principal functions of the Audit Committee are to consider and recommend the selection of independent public accountants to audit the Company's financial statements; to review the Company's internal accounting policies and controls; to review with the independent public accountants the scope and content of their audit and their recommendations and comments with respect to internal controls and accounting systems; and to reinforce the independence of the independent public accountants. The Audit Committee held one meeting in 1998.

     The Company also has a standing Compensation Committee, currently comprised of Messrs. Eichner, Reeves and Langohr. The functions of the Compensation Committee include reviewing and making recommendations concerning the compensation of executive officers, the granting of stock options to employees, and the compensation policies of the Company. The Compensation Committee held one meeting in 1998.

                           COMPENSATION OF DIRECTORS

     During 1998, the chairman was paid $12,500 each quarter and the other non-employee members of the Board of Directors were paid a quarterly fee of $2,000. In total, $78,000 of directors' fees were paid in 1998. In 1998, Mr. Langohr and Ms. Simkin were each granted options to purchase 30,000 shares of Common Stock under the terms of the 1983 Non-Statutory Stock Option Plan (see "Compensation Pursuant to Plans" elsewhere in this Proxy Statement). These options have an exercise price of $4.53 per share with vesting dates ranging from May 1999 through May 2003. Directors who are also employees of the Company did not receive any compensation related specifically to their service on the Board.

                               EXECUTIVE OFFICERS

In addition to the executive officers who also serve as Directors, the following also serve as executive officers of the company.

GERALDINE LIM, 45. Vice President Operations and Chief Operating Officer. Ms. Lim serves as a member of the Company's Corporate Executive Team. She was born and educated in Singapore. Her career started in the travel industry in the Far East. Thereafter, she joined the Singapore Foreign Service. Her overseas diplomatic exposure included assignment to Hong Kong as head of the Consular and Administrative Department of the Singapore Commission. She was a freelance writer, translator and journalist for three years before she joined ALPNET in 1984. Ms. Lim rose to become Director of ALPNET Asia responsible for operations in Singapore, Korea, China, Japan, and Thailand. She is fluent in English and four major Chinese dialects other than Mandarin. She is also fluent in Japanese and Malay.

PAULA B. SHANNON, 38. Vice President, International Sales and Marketing. Ms. Shannon serves as a member of the Company's Corporate Executive Team. She previously served as International Director of IT Services for ALPNET. She graduated as a faculty scholar from McGill University, Montreal, Canada with a B.A. in Russian and German and a minor in Linguistics. Prior to joining ALPNET in 1996, she served in a series of key positions with Berlitz International in both the U.S. and in Canada. Ms. Shannon is fluent in English, French and Dutch and functional in German, Spanish and Russian.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation of persons serving in the position of President of the Company during 1998, and the other most highly compensated executive officers (named executives) of the Company, whose total annual salary and bonus exceeded $100,000 in 1998.

                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------
                                                                                      |  Long-Term  |
                                                                                      | Compensation|
                                                                                      |  ---------- |
                                                Annual Compensation                   |    Awards   |
                                           -------------------------------------------|  ---------- |
                                                                            Other     |             |
                                                                            Annual    |  Securities |
                                                                            Compen-   |  Underlying |
Name and                                        Salary/(1)/   Bonus/(2)/   sation/(3)/|   Options   |
Principal Position                         Year     ($)          ($)         ($)      |     (#)     |
--------------------------------------------------------------------------------------|-------------|
                                                                                      |             |
Jaap van der Meer                          1998  $149,643                             |             |
  President and Chief Executive Officer    1997   100,669                             |             |
  President (August 1997-October 1998)     1996   115,800      6,000         1,000    |             |
  Vice President of Sales and Marketing                                               |             |
  (through August 1997)                                                               |             |
                                                                                      |             |
John W. Wittwer                            1998   150,810                    1,810    |             |
  Chief Financial Officer                  1997   137,100                      300    |    100,000  |
  Vice President                           1996   125,500      4,700         2,200    |             |
  Executive Vice President                                                            |             |
  (through October 1998)                                                              |             |
                                                                                      |             |
Paula B. Shannon                           1998   147,470                             |     50,000  |
  Vice President International Sales and                                              |             |
     Marketing                                                                        |             |
  International Director of IT Services                                               |             |
  (through October 1998)                                                              |             |

------

(1) Certain of the amounts presented above were paid in foreign currencies and converted into US dollars at the foreign currency exchange rates prevailing during the respective periods.

(2) The amounts shown represent what was earned in the respective years. Certain of these amounts were paid in subsequent years.

(3) Represents directors' fees earned and the Company's contributions to retirement plans for the respective years.

                             OPTION GRANTS IN 1998

The following table sets forth certain information concerning options to purchase Common Stock granted during 1998 to the executives named in the Summary Compensation Table.


                               INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------------------------
                         Number            % of Total
                      of Securities         Options
                       Underlying           Granted
                         Options          to Employees    Exercise               Expiration            Grant Date
  Name                Granted (#)/(1)/       in 1998    Price ($/Sh)/(2)/            Date               Value($)
--------------------------------------------------------------------------------------------------------------------
  Paula B. Shannon         50,000              9.8%            1.67           November 19, 2004           83,500

------------------

(1) All options granted and reported in this table have been granted under the terms of the 1983 Non-Statutory Stock Option Plan as described in the section "Compensation Pursuant to Plans" elsewhere in this Proxy Statement.

(2) Exercise price was equal to the fair market value on the date of grant, determined by calculating the average of bid and ask prices of Common Stock as reported by the Nasdaq Stock Market.


                      AGGREGATED OPTION EXERCISES IN 1998
                      AND DECEMBER 31, 1998 OPTION VALUES

     The following table sets forth certain information concerning the exercise in 1998 of options to purchase Common Stock by the Executives named in the Summary Compensation Table and the unexercised options to purchase Common Stock held by such individuals at December 31, 1998.

                                                               Number of                        Value of
                                                         Securities Underlying                 Unexercised
                        Shares                                Unexercised                     In-the-Money
                       Acquired        Value                   Options at                      Options at
                     on Exercise   Realized/(1)/              12/31/98 (#)                   12/31/98($)/(2)/
Name                     (#)          ($)              Exercisable/Unexercisable         Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------------------
Jaap van der Meer      250,000       882,812                    0 / 150,000                      0 / 135,900

John W. Wittwer         44,334       162,789               39,000 / 266,666                 45,084 / 174,433

Paula B. Shannon                                                0 / 200,000                      0 / 32,400

------------------

(1) The value realized equals the aggregate amount of the excess of the fair market value on the date of exercise (the closing price of Common Stock as reported by the Nasdaq Stock Market for the exercise date) over the relevant exercise price.

(2) Options are "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the option. The value is calculated based on the aggregate amount of the excess of the closing price of Common Stock as reported by the Nasdaq Stock Market for December 31, 1998 ($1.66) over the relevant exercise prices.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors reviews and makes recommendations to the Board of Directors concerning the overall compensation for the Company's executive officers. The Committee also oversees the granting of stock options to all executives and employees of the Company.

The Company seeks to compensate executives at competitive levels, considering the overall size and growth rate of the Company, the complexity of the Company's operations (especially as it relates to its international operations), the Company's general financial performance (with a primary focus on levels of profitability), and each executive's individual contribution to meeting the Company's goals and objectives. The Company does not set specific, identified financial benchmarks to use in determining base salaries or other compensation of its executives. The Company's compensation is designed to attract and maintain highly qualified executives.

The primary components of executive compensation are base salary, related fringe benefits such as insurance plan participation (on substantially the same terms as available to all other employees), and stock option grants. The Company discontinued its granting of incentive cash bonuses in 1997 and thus bonuses were not part of the compensation for any executive in 1998.

Base Salary. Each executive receives a base salary, denominated in the local currency of the country in which the executive resides. The base salaries for 1998 were approved by the Board of Directors in a meeting in November 1997. Base salary adjustments for the Company's executive officers for the year 1998 consisted of increases in the range of 10% to 58% as compared to 1997. These increases were determined based on the subjective collective judgements of the Compensation Committee members, using the factors discussed above as guidelines and included a significant base salary adjustment for Mr. Van der Meer, the Company's President, who did not receive an increase in base salary at the time of his appointment as President in August 1997.

Stock Option Grants. A significant component of each executive's total compensation consists of the receipt of stock options. One purpose of the granting of stock options is to provide an incentive for and to reward individual performance that increases long-term shareholder value. Certain of the Company's executives were granted options in 1995 which options are currently covered by the Company's 1996 Executive Stock Option Plan and have vesting dates ranging from June 1998 through June 2000. During 1998, Ms. Shannon was granted an option for 50,000 shares of Common Stock covered by the Company's 1983 Non-Statutory Stock Option Plan with vesting dates ranging from November 1999 through November 2003.

From January 1998 to May 1998, the Compensation Committee consisted of Michael
F. Eichner, James R. Morgan and Donald N. Reeves. From May 1998 to December 1998 the committee consisted of Michael F. Eichner, Donald N. Reeves and Herwig
M. Langohr. All final decisions of the Compensation Committee were approved unanimously by the committee and subsequently ratified by the Board of Directors.

                                      Compensation Committee
                                      Michael F. Eichner
                                      Donald N. Reeves
                                      Herwig M. Langohr

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph presents a comparison of the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Quantum MicroCap Benchmark. This graph assumes that $100 was invested on December 31, 1993 in the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index, and the Quantum MicroCap Benchmark.

     The Quantum MicroCap Benchmark was chosen because there is no published industry index for the industry in which the Company operates nor are there any public companies in the Company's industry from which to make a selection of peer issuers. The Quantum MicroCap Benchmark is an index of approximately 4,000 companies with an average market capitalization of approximately $170,000,000. The Company's current average market capitalization is approximately $56,000,000.


                         COMPARISON OF STOCK PRICES FOR
                 ALPNET, INC., THE NASDAQ STOCK MARKET (U.S.),
                         AND QUANTUM MICROCAP BENCHMARK

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPH

                                                   Quantum
                                                   MicroCap
                    ALPNET, Inc.      NASDAQ       Benchmark
                    ------------      ------       ---------

          1993         100             100            100
          1994          37              98             94
          1995         242             138            126
          1996         213             170            148
          1997         275             209            184
          1998         221             293            170

     There can be no assurance about the Company's stock performance in future periods. The Company does not make nor does it endorse any predictions as to the future stock price performance.

     The immediately preceding sections entitled "Compensation Committee Report on Executive Compensation" and "Stock Price Performance Graph" do not constitute soliciting material for purposes of Rule 14a-9 of the Securities and Exchange Commission, may not be deemed to have been filed with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing made with the Commission by the Company.

                         COMPENSATION PURSUANT TO PLANS

1983 Non-Statutory Stock Option Plan
------------------------------------

     The Company has reserved 2,152,323 shares of Common Stock for issuance under its 1983 Non-Statutory Stock Option Plan, as amended (the "1983 Plan"). The 1983 Plan is administered by the Board of Directors (with recommendations from the Compensation Committee), which selects the optionees and determines:
(i) the number of shares subject to each option; (ii) when the option becomes exercisable; (iii) the exercise price; and (iv) the duration of the option, which cannot exceed ten years from the date of the grant. The options granted pursuant to the Company's 1983 Plan are reserved for issuance to key employees, executive officers, directors and independent contractors of the Company and its subsidiaries. Generally, the options expire if employment is terminated and are non-transferable except by will or the laws of descent and distribution as to accrued or vested portions. In 1988, the initial term of the 1983 Plan expired. The Board of Directors has extended the term of the 1983 Plan to 2008.

     The Board of Directors may also grant stock appreciation rights ("SAR's") in connection with specific options granted under the 1983 Plan. Each SAR entitles the holder to either cash (in an amount equal to the excess of the fair market value of a share of the Company's Common Stock over the option price of the related option) or Common Stock (with the number of shares issued being determined by dividing the SAR's cash value by the fair market value of a share on the SAR exercise date). SAR's may be granted at the same time options under the 1983 Plan are granted and to holders of previously granted options. No SAR's have been granted under the 1983 Plan.

     At December 31, 1998, 305,331 shares of Common Stock had been issued upon exercise of options granted under the 1983 Plan, and options to purchase an aggregate of 1,051,800 shares of the Company's Common Stock (net of exercises and cancellations) were outstanding under the 1983 Plan. Based on 2,152,323 shares currently reserved for issuance and 1,357,131 shares issued or issuable upon exercise of options granted under the 1983 Plan, options for an additional 795,192 shares could be granted in the future, under terms of the Plan.

1996 Executive Stock Option Plan
--------------------------------

     The Company has reserved 2,950,000 shares of Common Stock for issuance to key executives under its 1996 Executive Stock Option Plan (the "1996 Plan"). The 1996 Plan is administered by the Board of Directors (with recommendations from the Compensation Committee), which selects the optionees and determines;
(i) the number of shares subject to each option; (ii) when the option becomes exercisable; (iii) the exercise price; and (iv) the duration of the option, which cannot exceed September 1, 2000. The options covered by this plan expire September 1, 2000 or when the employee or director terminates employment with the Company, if sooner, and are non-transferable except by will or the laws of descent and distribution as to accrued or vested portions. The 1996 Plan provides for no additional grants of options unless some of the previously granted options are forfeited or terminated.

     At December 31, 1998, 909,000 shares of Common Stock had been issued upon exercise of options granted under the 1996 Plan, and options to purchase an aggregate of 1,756,000 shares of the Company's Common Stock (net of exercises and cancellations) were outstanding. Based on 2,950,000 shares currently reserved for issuance and 2,665,000 shares issued or issuable upon exercise of options granted under the 1996 Plan, options for an additional 285,000 shares could be granted in the future, under terms of the Plan.

Profit Sharing 401(k) Plan
--------------------------

     In January 1986, the Company adopted a contributory profit sharing plan ("Plan") which is designed to meet the requirements for qualification under
Section 401(k) of the Internal Revenue Code. The adoption of the Plan was approved by the Board of Directors in November 1985. Under the provisions of the Plan, covered U.S. employees may elect a salary reduction and have amounts equal to the reduction of salary contributed to the Plan for their benefit, which contribution is excluded from the employees' taxable income. The Company has discretionary authority to make additional contributions to the Plan for the benefit of employees. The total of the Company's deductible annual contribution may not exceed 20% of the employee's annual compensation, reduced by such employee's elective deferral of compensation, which may not exceed $10,000 per annum. Company contributions to the Plan were $50,680, $10,450, and $4,700 in 1998, 1997 and 1996, respectively, of which a total of $1,810 was for the benefit of Mr. Wittwer in 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Reference is made to the section, "Compensation Pursuant to Plans" under the heading "1996 Executive Stock Option Plan" for information related to options granted to certain officers and directors.

             LITIGATION INVOLVING EXECUTIVE OFFICERS AND DIRECTORS

     During the past five years, no executive officer or director of the Company has been, nor is presently, involved in any litigation material to such executive officer's or director's ability to serve as such or as to his integrity.

                     RATIFICATION OF SELECTION OF AUDITORS
                     -------------------------------------
                                (Proposal No. 2)
                                ----------------

       Subject to ratification by the shareholders, the Board of Directors, upon the recommendation of the Audit Committee, has selected the accounting firm of Ernst & Young LLP to serve as auditors of the financial records of the Company and its subsidiaries for the fiscal year ending December 31, 1999. The accounting firm of Ernst & Young LLP, and its predecessors, has been the independent auditors of the Company since 1983.

     One or more representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

     The selection of Ernst & Young LLP will be submitted for ratification by the shareholders at the annual meeting. The Board of Directors recommends a vote "FOR" ratification of the selection.


                          VOTE NECESSARY FOR APPROVAL
                          ---------------------------

     A majority of the outstanding shares of Common Stock and Common Stock equivalents of the Company represented at the annual meeting shall constitute a quorum of the shareholders. Each matter to be voted upon at the annual meeting for which this proxy statement is provided will be approved and adopted if at least a majority of all outstanding shares of Common Stock and Common Stock equivalents of the Company voted at the meeting are cast in favor of such approval and adoption.

                             SHAREHOLDER PROPOSALS
                             ---------------------

     Any shareholder proposals intended to be presented at the Annual Meeting of Shareholders to be held in the year 2000 must be received by the Company by December 1, 1999 to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                                 OTHER MATTERS
                                 -------------

     Neither the Company nor any of the persons named as proxies know of matters other than those stated above to be presented and voted on at the annual meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment on such matters.


                                 ANNUAL REPORT
                                 -------------

     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1998 includes the Company's Annual Report on Form 10-K and has been mailed with this proxy statement to shareholders of record as of March 12, 1999, but it is not deemed a part of the proxy soliciting materials.

                              FINANCIAL STATEMENTS
                              --------------------

     Financial statements for the Company and its subsidiaries are included in the Annual Report on Form 10-K for the Year 1998, which is being furnished to all shareholders along with this Proxy Statement.

     EXHIBITS TO THE FORM 10-K WILL BE FURNISHED ONLY UPON SPECIFIC REQUEST AND UPON PAYMENT OF A FEE REPRESENTING THE EXPENSES OF FURNISHING ANY SUCH EXHIBITS.

                                              By Order of the Board of Directors


                                                                 John W. Wittwer
                                                                       Secretary
Salt Lake City, Utah
March 30, 1999

                         PROXY FOR 1999 ANNUAL MEETING
                               OF SHAREHOLDERS OF
                                  ALPNET, INC.

                     4460 South Highland Drive, Suite #100
                        Salt Lake City, Utah  84124-3543

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          -----------------------------------------------------------

The undersigned hereby appoints James R. Morgan and John W. Wittwer, and each of them, as proxies of the undersigned, with full power of substitution and revocation to each of them, for and in the name of the undersigned to vote all shares of Common Stock of ALPNET, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held on May 20, 1999, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present, with authority to vote (i) as specified by the undersigned below, and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

 1.  ELECTION OF DIRECTORS
     ---------------------

     [ ] FOR all nominees listed below              [ ] WITHHOLD AUTHORITY
         (except as marked to the contrary below)       to vote for all nominees
listed below

     [INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.]


                               Michael F. Eichner
                               Jaap van der Meer
                                John W. Wittwer
                                James R. Morgan
                                Donald N. Reeves
                              Jacqueline M. Simkin
                               Herwig M. Langohr


 2.  PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP  AS INDEPENDENT
     -----------------------------------------------------------------------
     AUDITORS OF THE COMPANY.
     -----------------------

     [ ] FOR                   [ ] AGAINST                 [ ] ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND OTHERWISE IN THE DISCRETION OF ANY OF THE PROXIES.


                                              Please sign exactly as your name
                                              appears on the label to the left.
                                              When shares are held by joint
                                              tenants, both should sign.  When
                                              signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such.  If a corporation, please
                                              sign full corporate name by
                                              President or other authorized
                                              officer.  If a partnership, please
                                              sign in partnership name by
                                              authorized person.

                                              ________________________________

                                              ________________________________

                                              ________________________________
                                              Shareholder Signature

                                              ________________________________
                                              Shareholder Signature (Joint
                                              Signature if Applicable)

                                              PLEASE VOTE, SIGN, DATE, AND
                                              RETURN THIS PROXY USING THE
                                              ENCLOSED ENVELOPE.

DATED this _______ day of ________________ 1999.

                                       1